Exhibit 99.1

FOR IMMEDIATE RELEASE

November 3, 2020

Analysts: Mark Muth (mark.muth@huntington.com), 614.480.4720

Media: Matt Samson (matt.b.samson@huntington.com), 312.263.0203

HUNTINGTON BANCSHARES INCORPORATED ANNOUNCES

EARLY RESULTS AND UPSIZING OF DEBT TENDER OFFER

COLUMBUS, Ohio – Huntington Bancshares Incorporated (Nasdaq: HBAN) (the “Company”) today announced the early results and upsizing of the previously announced tender offers (the “Tender Offer”) to purchase the applicable aggregate maximum principal amount (each the “Tender Cap”) of its outstanding notes listed in the table below (the “Notes”). The Company has amended the terms of the Tender Offer to increase the Tender Cap applicable to the 2.300% Senior Notes due 2022 from $200 million to $300 million.

As of 5:00 p.m., New York City time, on November 2, 2020 (the “Early Tender Deadline”), approximately $1.1 billion aggregate principal amount of Notes were validly tendered and not validly withdrawn. The table below identifies the principal amount of each series of Notes validly tendered and not validly withdrawn and the principal amount the Company has accepted for purchase:

CUSIP Number	Title of Security	Principal Amount Outstanding Prior to the Tender Offer	Aggregate Maximum Principal Amount (Tender Cap)	Principal Amount Tendered (1)	Principal Amount Accepted for Purchase	Final Proration Factor (2)
446150AJ3	3.150% Senior Notes due 2021	$1,000,000,000	$200,000,000	$531,400,000	$200,000,000	37.7%
446150AK0	2.300% Senior Notes due 2022	$1,000,000,000	$300,000,000	$553,428,000	$299,995,000	54.3%

(1)	As of the Early Tender Deadline.
(2)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The amount of each series of Notes accepted for purchase was determined pursuant to the terms and conditions of the Tender Offer as set forth in the Offer to Purchase dated October 20, 2020 (the “Offer to Purchase”).

Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

Holders of Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for such series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase. The Total Tender Offer Consideration will be calculated by the Dealer Manager (identified below) for the Tender Offer at 10:30 a.m., New York City time, today, November 3, 2020. All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant series of Notes up to, but excluding, the early settlement date, which is currently expected to be November 4, 2020. In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on November 2, 2020. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on November 16, 2020, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Deadline in an amount that exceeds the Tender Cap for each series of Notes, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Deadline.

Credit Suisse Securities (USA) LLC is the Dealer Manager for the Tender Offer. Global Bondholder Services Corporation is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Credit Suisse Securities (USA) LLC at (U.S. toll-free) (800) 820-1653. Requests for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-3800 or by email to contact@gbsc-usa.com. Questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-3800 or by email to contact@gbsc-usa.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase, as amended. None of the Company or its affiliates, their respective boards of directors, the Dealer Manager, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Huntington

Huntington Bancshares Incorporated is a regional bank holding company headquartered in Columbus, Ohio, with $120 billion of assets and a network of 839 full-service branches, including 11 Private Client Group offices, and 1,330 ATMs across seven Midwestern states. Founded in 1866, The Huntington National Bank and its affiliates provide consumer, small business, commercial, treasury management, wealth management, brokerage, trust, and insurance services. Huntington also provides vehicle finance, equipment finance, national settlement, and capital market services that extend beyond its core states.

This press release contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, socio-political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, financial condition, liquidity, and results of operations; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our 2019 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and the documents subsequently filed by us with the SEC. We assume no obligation to update any forward-looking statements. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as filed with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Please carefully review and consider the various disclosures made in this document and in our other reports filed with the SEC for more information about the risks and other factors that may affect our business, results of operations, financial condition or prospects.